Exhibit 10.19.1

CONFIDENTIAL
CBAYSYSTEMS
2010 SENIOR EXECUTIVE BONUS PLAN
Effective for the Plan Year Beginning January 1, 2010 through December 31, 2010 (“Plan Year”)
1.0 PLAN OBJECTIVES
1.1	The CBaySystems Holdings (the “Company”) Senior Executive Bonus Plan (“Plan”) is designed to provide incentives to participants (“Participant”) based on the achievement of critical business goals.
1.2	The Plan provides each Participant the opportunity to share in the success of the Company’s financial and performance achievements, as well as the opportunity to be rewarded for the achievement of individual performance objectives (“MBO”).
2.0 PARTICIPATION
2.1	Participation in the Plan is limited to Senior Executive personnel defined as those who manage a function and a staff while having influence on financial results. Participation eligibility is at the discretion of the Company Chief Executive Officer (“CEO”).
2.2	Incentives for Participants hired prior to July 1, 2010 will be pro-rated based upon hire date (“Partial Year Participant”). Employees hired on or after July 1, 2010 are not eligible to participate in this Plan.
3.0 TARGET INCENTIVE
3.1	A Participant’s Target Incentive (“Target Incentive”) is based on the provisions of his/her employment agreement; if the Target Incentive is not provided for in the employment agreement or if an employment agreement has not been entered into, then the Target Incentive will be set at the discretion of the CEO, based upon job function and responsibilities.
3.2	Certain Participants have a maximum bonus level established in their employment agreements. For such individuals, the bonus payable hereunder cannot exceed the established maximum.
4.0 PERFORMANCE MEASURES
4.1	The performance measures used to determine the amount of incentive are:
•	Adjusted EBITDA (henceforth “EBITDA”, as established exclusively for the Plan

CONFIDENTIAL

CBAYSYSTEMS
2010 SENIOR EXECUTIVE BONUS PLAN
•	Annualized Net Sales Volume, as established exclusively for the Plan (“NSV”)
•	Individual Performance Objectives (“MBO”)
4.2	The relative weightings of the performance measures for Plan Year 2010 are as follows:
•	EBITDA: 50%
•	NSV: 10% (except for CEO which will be 25%)
•	MBO: 40% (except for CEO which will be 25%)
4.3	The Plan has a performance threshold (“Plan Threshold”) below which no payments will be made. The Company must reach 100% of the EBITDA target before any payments will be made under any portion of the Plan.
5.0 INCENTIVE AWARD CALCULATION
5.1	The amount of incentive award for EBITDA and NSV is based upon financial performance and results for the period of January 1, 2010 through December 31, 2010.
5.2	The Participant’s incentive award for EBITDA performance may range from 100% to 170% of the targeted EBITDA incentive, based upon EBITDA performance that reaches or exceeds 100% of target. If the EBITDA target is not met, there will be no EBITDA incentive payment (or NSV or MBO payment; see section 4.3.) See Chart A below for EBITDA payout scale.
5.3	The Participant’s incentive award for NSV may range from 25% to 170% of the targeted NSV incentive. If 95% of the NSV target is met the NSV incentive payment will be 25% of the targeted NSV incentive; if 100% of the NSV target is met the NSV incentive payment will be 100% of the targeted NSV incentive; if 110% of the NSV target is met the NSV incentive payment will be 170% of the targeted NSV incentive. If the EBITDA target is not met there will be no NSV incentive payment (or EBITDA or MBO payment; see section 4.3.) See Chart B below for NSV payout scale.
5.4	The amount of a Participant’s incentive award for MBO performance may range from 0 to 170% of targeted MBO incentive based upon an evaluation of the individual’s contribution toward achieving the short- and long-term corporate objectives. The MBO performance of each Participant will be determined by the Remuneration Committee based upon the recommendation of the CEO for all Participants except himself. For EBITDA results below 100% of target, there will be no payouts on the MBO portion of the Plan.

CONFIDENTIAL

CBAYSYSTEMS
2010 SENIOR EXECUTIVE BONUS PLAN
5.5	The Participant’s total annual incentive award may not exceed 100% of the Participant’s Target Incentive without approval of the Board of Directors.
Chart A

CONFIDENTIAL

CBAYSYSTEMS
2010 SENIOR EXECUTIVE BONUS PLAN
Chart B
6.0 INCENTIVE AWARD DISTRIBUTION
6.1	All payments to be awarded under the Plan (“Earned Incentive”) are annual. Earned Incentives will be calculated and paid in a single installment on a date between January 1, 2011 and March 15, 2011.
6.2	Unless otherwise provided in a Participant’s employment agreement or determined by the Remuneration Committee or Board of Directors, a Participant must be actively employed on the payment date in order to be eligible to receive his/her Earned Incentive.
7.0 GENERAL
7.1	Interpretation of all matters related to this Plan including, but not limited to, eligibility, calculation and determination of Earned Incentives, as well as the

CONFIDENTIAL

CBAYSYSTEMS
2010 SENIOR EXECUTIVE BONUS PLAN
resolution of any questions relating to accounting procedures of the Plan, shall be at the sole and final discretion of the CEO.
7.3	CBaySystems may amend or discontinue this Plan, at any time without notice, with approval of the Board of Directors.
7.4	Nothing in this Plan shall be interpreted as giving any Participant the right to be retained as an employee of the Company or limiting the Company’s right to control or terminate the service of any employee, at any time in the course of its business.
7.5	This Plan shall be construed in accordance with all applicable Federal and State securities and regulatory laws. In the event that any section, or portion of a section of the Plan shall be held invalid, illegal, or unenforceable, that section, or portion of that section, shall not affect any other section hereof. This Plan shall be construed and enforced as if the invalid, illegal, or unenforceable section, or portion of the section, had never been contained herein.

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